Exhibit


                                                   EXECUTION COPY





                         FIFTH AMENDMENT dated as of July 17,
                    1995 (this "Amendment"), to the Credit
                    Agreement dated as of October 27, 1989, as previously amended through the Fourth Amendment, Consent and Limited Waiver thereto dated as of November 23, 1994 (as heretofore amended, the "Existing Credit Agreement"), among P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-McMoRAN COPPER & GOLD INC., a Delaware corporation ("FCX"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX"; FI, FCX and FTX being, collectively, the "Transaction Parties"), the undersigned banks (collectively, the "Lenders"), FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION (as successor to Morgan Guaranty Trust Company of New York), acting as trustee for the Banks (as herein defined) under the FI Trust Agreement (in such capacity, the "FI Trustee") and, acting in the capacity of FI Trustee, as security agent for the Banks under the FI Security Documents (as herein defined), for purposes of Article VIII of the Amended Credit Agreement (as herein defined) only, CHEMICAL BANK, as agent for the Banks under the Existing Credit Agreement (in such capacity, the "Agent"), CHEMICAL BANK, as Administrative Agent for the Banks under the Amended Credit Agreement (in such capacity, the "Administrative Agent"), and as FCX collateral agent for the Banks (in such capacity, the "FCX Collateral Agent") under the FCX Collateral Agreement referred to below, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as documentary agent for the Banks under the Amended Credit Agreement (the "Documentary Agent"; the Administrative Agent, the FCX Collateral Agent and the Documentary Agent being referred to herein as the "Agents").


               The Transaction Parties, certain of the Lenders, the FI Trustee and the Agent are parties to the Existing Credit Agreement. The Transaction Parties have advised the other parties hereto that FTX intends to distribute to its shareholders all shares of FCX owned by it, thereby leaving FTX as a holding company for FRP, and FCX as the publicly held holding company for FI (such distribution, to be on a generally tax-free basis (with exceptions approved by the Administrative Agent), together with arrangements required or effectuated in connection with such distribution (and the RTZ Stock Purchase Agreement referred to in the FCX Credit Agreement defined below) with respect to existing contractual agreements and indebtedness of FTX, FRP, FCX and FI, all on terms approved by the Banks (including all tax, accounting, corporate and partnership matters) being referred to herein as the "Restructuring").

               The Transaction Parties wish to amend the Existing Credit Agreement to provide, among other things, for
     (i) deletion of provisions relating to FTX and FRP and other modifications to provide to FI the benefit of the modified covenants and agreements which the Banks are providing to FI pursuant to a new $200 million credit agreement (the "FCX Credit Agreement") dated as of June 30, 1995, among FI, FCX, the banks party thereto, First Trust of New York, National Association, Chemical Bank, as Administrative Agent and FCX Collateral Agent and The Chase Manhattan Bank (National Association), as Documentary Agent (the Existing Credit Agreement as amended by Section 3 of this Amendment being the "Amended Credit Agreement"), (ii) the termination of the Commitments of certain of the Lenders which are presently parties to the Existing Credit Agreement (the "Departing Banks") and their withdrawal as parties to the Amended Credit Agreement, (iii) the Lenders listed on the signature pages hereto under the caption "Additional Banks" to become "Banks" for all purposes under the Amended Credit Agreement with the Commitments set forth on Schedule II hereto next to their names, (iv) the Lenders which are presently party to the Existing Credit Agreement but which are not Departing Banks (the "Continuing Banks") to continue to be "Banks" under the Amended Credit Agreement but with their Commitments modified to be the Commitments listed on
     Schedule II hereto next to their names (for purposes of this Amendment and the Amended Credit Agreement, the term "Banks" shall mean the Additional Banks and the Continuing Banks),
     (v) the division of the existing role of Agent into separate roles of Administrative Agent (with Chemical Bank to become the Administrative Agent) and Documentary Agent (with Chase becoming the Documentary Agent), each with the respective responsibilities and roles set forth in Article VIII of the Amended Credit Agreement, (vi) the release of FTX's guarantee of the borrowings of FI under the Existing Credit Agreement, with FTX ceasing to be a party to the Amended Credit Agreement, (vii) the pledge by FCX of the shares of FI owned by it to secure its guarantee of FI's borrowings under the Amended Credit Agreement and borrowings by FCX or FI under the FCX Credit Agreement pursuant to the FCX Pledge Agreement, (viii) certain changes in the interest rates payable on the Loans to those set forth on Schedule I hereto and administrative procedures for the Loans as provided in the Amended Credit Agreement and (ix) certain other changes to the terms and conditions of the Existing Credit Agreement, including the representations and warranties and covenants provided therein, to reflect the Restructuring and the amendments referred to above and certain other arrangements between the Transaction Parties and the Banks.

               In order to accomplish such amendments, the Transaction Parties, the Lenders and the Agent have determined that certain amendments to the Existing Credit Agreement are required. Accordingly, the Transaction Parties, the Lenders, the FI Trustee, Chemical Bank (as Agent, Administrative Agent and FCX Collateral Agent)and Chase (as Documentary Agent) agree as follows:

               SECTION 1. Defined Terms, etc. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in Section 1.1 of the Amended Credit Agreement. Unless otherwise stated, Section, Article, Exhibit and Schedule references made herein are to Sections, Articles, Exhibits and Schedules, as the case may be, of this Amendment.

               SECTION 2. Amendment Closing, Amendment Closing Date; Termination. (a) The transactions provided for in Sections 3 and 4 shall be consummated at a closing (the "Amendment Closing") to be held on the Fifth Amendment Closing Date (as defined herein) at the offices of Cravath, Swaine & Moore, New York, New York, and/or at such other time and place as the parties shall agree.

               (b) The "Fifth Amendment Closing Date" shall be the date as of which all the conditions set forth in
          Section 6 shall have been satisfied.

               (c)  Notwithstanding anything herein to the
     contrary, this Amendment shall terminate and be of no force or effect if the Amendment Closing shall not have occurred on or prior to September 30, 1995. In the event of such termination, the Existing Credit Agreement shall continue in full force as in effect on the date hereof.

               (d) Without limitation of Section 3(a)(21), and in addition thereto, the Continuing Banks and the Additional Banks shall also be entitled to receive a Commitment Fee on the entire amount of their Commitment set forth on
     Schedule I hereto for the period commencing with June 30, 1995, until the earlier of (i) the Fifth Amendment Closing Date and (ii) the date the Commitments of the Continuing Banks and the Additional Banks are terminated.

               SECTION 3.  Amendment of the Existing Credit
     Agreement; Change of Agents. (a) Effective as of the Fifth Amendment Closing Date, the Existing Credit Agreement (including the exhibits and schedules thereto) shall be amended as follows:

               (1) All capitalized terms used in the Amended Credit Agreement but not separately defined in this Amendment which are defined in the FCX Credit Agreement shall have the meanings ascribed to such terms in the FCX Credit Agreement and shall be deemed added to the Amended Credit Agreement and all capitalized terms defined in the Existing Credit Agreement which have been differently defined in the FCX Credit Agreement, shall be replaced with definitions from, or referring to, the FCX Credit Agreement, in each such case modified if and as appropriate such that references therein are correct (e.g., references to the FI Credit Agreement shall, as used in the Amended Credit Agreement, instead where appropriate be deemed to be references to the FCX Credit Agreement, references to the Closing Date, and the FCX Funding Date shall be replaced by references to the "Fifth Amendment Closing Date" and references to the "FI Funding Date" shall not be added to the Amended Credit Agreement). All terms defined in the Existing Credit Agreement but no longer used in the Amended Credit Agreement shall be deleted. Exhibits and Schedules to the Existing Credit Agreement shall be replaced in accordance with the foregoing.

               (2) All references to "FTX" shall be replaced by "FCX" except in such instances where such replacement would be duplicative, in which case "FTX" shall be deleted. All references to FRP shall be deleted.

               (3) All references to "Permitted Secured Swap" shall be replaced by "Permitted Secured Hedge", references to the Closing Date, and references to the FCX Funding Date and to the Amendment Closing Date shall be replaced by references to the "Fifth Amendment Closing Date" and references to the "FI Funding Date" shall not be added to the Amended Credit Agreement.

               (4) Any reference to "Borrowers" or a "Borrower" in any section incorporated by reference from the FCX Credit Agreement shall be deemed, if such reference is to the Person who is a borrower under the Amended Credit Agreement, to be a reference to FI as the sole Borrower under the Amended Credit Agreement or, if such reference is to FCX and/or FI in some other capacity, to be a reference to FCX and FI, or to FCX or FI, as the case may be.

               (5) All references to "Guarantor" or "Guarantors" shall be deemed to be references to FCX.

               (6) All references to any "Major Subsidiary" or to "Major Subsidiaries" shall be deemed to be references to FI.

               (7) All provisions relating to CD Rate Loans and the related CD pricing shall be eliminated.

               (8)  The following definitions shall be added to
          Section 1.1 in the appropriate alphabetical location:

          "FCX Agent" means Chemical as administrative agent for the FCX Lenders under the FCX Credit Agreement.

          "FCX Agreement Notes" means the promissory notes of FCX issued to the FCX Lenders pursuant to the FCX Credit
          Agreement.

          "FCX Credit Agreement" means the Credit Agreement dated as of June 30, 1995, among FI, FCX, the FCX Lenders, the FI Trustee, the FCX Agent and the Documentary Agent, as the same may be amended and in effect from time to time.

          "FCX Credit Agreement Loan" means any loan made by the FCX Lenders pursuant to the FCX Credit Agreement.

          "FCX Credit Agreement Loan Exposure" means the aggregate amount of unpaid principal of all FCX Credit
          Agreement Loans made by the FCX Lenders.

          "FCX Credit Agreement Total Commitment" means
          $200,000,000, the committed amount under the FCX Credit
          Agreement, as the same may be permanently terminated or reduced from time to time.

          "FCX Credit Event" means the making of an FCX Credit
          Agreement Loan.

          "FCX Lenders" means the banks party to the FCX Credit
          Agreement.

          "Fifth Amendment" means the Fifth Amendment hereto dated as of the Fifth Amendment Closing Date.

          "Fifth Amendment Closing Date" has the meaning assigned such term in Section 2(b) of the Fifth Amendment.

          References throughout the Credit Agreement to the FTX
          Credit Agreement and related terms shall be replaced with references to the FCX Credit Agreement.

               (9) Section 1.2 shall be amended by adding the following sentence at the end of such section:

          "In the event any change in GAAP materially affects any provisions of this Agreement, the Banks, FCX and FI agree that they shall negotiate in good faith in order to amend the affected provisions in such a way as will restore the parties to their respective positions prior to such change, and until such amendment becomes effective FCX's and FI's compliance with such provisions shall be determined on the basis of GAAP as in effect immediately before such change in GAAP became effective."

               (10) Section 1.3 shall be amended by adding the last three sentences of Section 1.3 of the FCX Credit
          Agreement to the end thereof.

               (11) Article II shall be amended by incorporation of Article II of the FCX Credit Agreement by reference.

               (12)  Section 3.2 shall be amended by
          (i) replacing "during the Commitment Period" with "until the earlier of the Maturity Date and the termination of the Commitment of such Bank in accordance with the terms hereof"; (ii) deleting the words "Unused Net Commitment Amount" and inserting in its place the words "then effective unused Total Commitment"; and (iii) deleting the proviso in its entirety and by inserting in its place the proviso from
          Section 3.1 of the FCX Credit Agreement.

               (13) Section 3.3(a) shall be amended by inserting "(i)" after the words "shall be" in the second line thereof and inserting the words "or (ii) equal to the remaining available balance of the applicable Commitments" after the word "$1,000,000" in the first sentence thereof.

               (14) Section 3.3(c) shall be amended by deleting the penultimate sentence thereof and inserting in its place the penultimate sentence of Section 3.2(c) of the FCX Credit Agreement.

               (15) Section 3.4(a) shall be amended by adding the words "(which shall not end after the Maturity
          Date)" after the words "Interest Periods" in clause (3) thereof.

               (16)  Section 3.4(b) shall be amended by
          incorporating by reference at the end thereof the second sentence of Section 3.3(b) of the FCX Credit Agreement except that the references therein to
          Section 3.3 shall be to Section 3.4.

               (17) Section 3.4(c) shall be amended by deleting the words "(each as defined in the FTX Credit
          Agreement) of any FTX Lender being outstanding under the Corporate Group Facility at any one time" and inserting in its place the words "of any Bank".

               (18) Section 3.5(b) shall be amended by adding before the first sentence thereof the first sentence of
          Section 3.4(b) of the FCX Credit Agreement.

               (19) Section 3.5 shall be amended by inserting as new clauses (c) and (d) thereof clauses (c) and (d) of
          Section 3.4 of the FCX Credit Agreement, except that the references therein to Section 3.4 shall be to
          Section 3.5.

               (20) Section 3.6 shall be amended by (i) adding in the parenthetical after the words "as the case may be" in clause (a) thereof the words ", when determined by reference to the Prime Rate, and over a year of 360 days at all other times", (ii) inserting the words "The Applicable Reference Rate and" at the beginning of the second sentence of clause (c) thereof and
          (iii) deleting clauses (b) and (d) thereof and re-lettering the remaining clauses accordingly.

               (21) Section 3.7(a) shall be amended by replacing the words after "1% per annum" with the following: ",
          (ii) with respect to any quarter after the Amendment Closing Date until the Fifth Amendment Closing Date, the amount set forth in and pursuant to (and not in duplication of) Section 3.7(a) of the FTX Credit Agreement and (iii) commencing on the Fifth Amendment Closing Date, the rate set forth in Schedule I to the FCX Credit Agreement". Section 3.7(d) shall be deleted.

               (22)  Clause (ii) of the second proviso to
          Section 3.8(a) and the words "the lesser of (i)" in such proviso shall be deleted. Section 3.8 (b) shall be deleted.

               (23) Section 3.9(a) shall be amended by deleting the words "scheduled maturity date" in clause (i) thereof and inserting in its place the words "last date of the Interest Period then in effect". Section 3.9(c) shall be deleted.

               (24)  Section 3.10(b) shall be amended by
          (i) deleting the words "FI shall from time to time" and inserting in its place the following words:

          "In the event of any termination of the Commitments, FI shall repay or prepay all its outstanding Loans on the date of such termination. On the date of any partial reduction of the Commitments pursuant to Section 3.8, FI shall", and (ii) deleting clause (i) thereof and (iii) replacing the words in former clause (ii) after "then in effect" with "immediately following such reduction".

               (25) Section 3.10(c) shall be amended by deleting the following words:
          "Not later than 90 days after each reduction in the amount of the Borrowing Base as a result of any redetermination of the Borrowing Base Factors pursuant to Article II of the FCX Credit Agreement, FI shall prepay the outstanding Loans in such amount as may be necessary so that"

          and inserting in its place the following words:

          "If required by Section 2.4, FI shall repay the outstanding Loans in such amount as may be necessary so that, no later than the relevant date required by
          Section 2.4 for compliance with Sections 3.2 and 5.2(b),".

               (26) Sections 3.12(b) through 3.12(e) shall be replaced with Sections 3.11(b) through 3.11(e) of the FCX Credit Agreement except that (i) the references therein to Section 3.17 shall be to Section 3.18 and
          (ii) references to the Amendment Closing Date shall be deemed references to the Fifth Amendment Closing Date.

               (27) Sections 3.13 and 3.14 shall be replaced with Sections 3.12 and 3.13 of the FCX Credit Agreement except that the references therein to the Closing Date shall be deemed references to the Fifth Amendment Closing Date, and the references to Sections 3.9 and
          3.12 shall be deemed references to Sections 3.10 and 3.13.

               (28) Section 3.15 shall be amended by adding the words "(or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans)" at the end of the first sentence thereof.

               (29)  Section 3.16 shall be replaced with
          Section 3.15 of the FCX Agreement with appropriate changes in cross-references.

               (30) Section 3.17 shall be amended by replacing clauses (c) and (d) thereof with clauses (c) and (d) of
          Section 3.16 of the FCX Credit Agreement.

               (31) Sections 3.18 and Sections 3.19 shall be replaced with Sections 3.17 and 3.18, respectively, of the FCX Credit Agreement, with appropriate changes in the cross references.

               (32)  Clause (i) to the lead-in to Article IV
          shall be deleted and the clauses re-numbered accordingly.

               (33) References to the Pledge Agreement and the Security Agreement in Article IV, (for example, at the end of Section 4.1(b)) shall be replaced with references to the FCX Pledge Agreements.

               (34) Section 4.1(e) is deleted in its entirety and shall be replaced by Section 4.1(e) of the FCX
          Credit Agreement in its entirety.

               (35)  Section 4.1(f) shall be amended (i) by
          deleting the word "1992" in the first line of clause (i) thereof and inserting in its place the word "1994" and by inserting the words "Fifth" before the words "Amendment Closing Date" and (ii) by replacing the words after "could" in the first sentence of clause (ii) of Section 4.1(f) with the words "result in a Material Adverse Effect".

               (36) Section 4.1(h) shall be amended by deleting clauses (iii) and (iv) thereof in their entirety and in their place inserting clauses (iii) and (iv) of
          Section 4.1(h) of the FCX Credit Agreement.

               (37) Sections 4.1(i) through (q) are deleted in their entirety and shall be replaced by Sections 4.1(i) through (q) of the FCX Credit Agreement in their entirety.

               (38) Article V is deleted and Article V of the FCX Credit Agreement is incorporated by reference in its entirety, with references to the "FI Funding Date" in the incorporated Article being replaced with the "Fifth Amendment Closing Date".

               (39) Article VII is deleted and Article VII of the FCX Credit Agreement is incorporated by reference in its entirety.

               (40) Article VIII is deleted and Article VIII of the FCX Credit Agreement is incorporated by reference in its entirety.

               (41) Article IX is deleted and Article IX of the FCX Agreement is incorporated by reference in its entirety.

               (42) Sections 10.3, 10.4 and 10.7(b) shall be replaced with Sections 10.3, 10.4 and 10.7(b) of the FCX Agreement, with appropriate changes in the cross-references, with references to the "Closing Date" being replaced with the "Fifth Amendment Closing Date".

               (43)  Section 10.12 shall be renumbered as Section
          10.18 and Sections 10.13 through 10.17 shall be renumbered accordingly.

               (44) Section 10.17 of the FCX Credit Agreement shall be incorporated by reference.


               (45)  Schedules I and II shall be replaced by
          Schedules I and II hereto.

               (b)  By their execution and delivery of this
     Amendment, the parties hereto agree that the single role of Agent shall be divided as of the Fifth Amendment Closing Date into separate roles of Administrative Agent and Documentary Agent and that Chemical Bank is hereby appointed by the Banks as of the Fifth Amendment Closing Date as the Administrative Agent and Chase is hereby appointed by the Banks as of the Fifth Amendment Closing Date as the Documentary Agent, each as contemplated by Article VIII of the Amended Credit Agreement. References to the Agent throughout the Credit Agreement shall be amended to conform to the references to the Agents under the FCX Credit Agreement. Chemical Bank shall continue to be entitled to all the fees, immunities, indemnities and protection provided to it as Agent under the Existing Credit Agreement, including without limitation Article VIII and Section 10.4 thereof, for the period up to the Fifth Amendment Closing Date, including in respect of any actions taken or omitted to be taken while acting as Agent. Chemical Bank is also hereby appointed by the Banks as of the Fifth Amendment Closing Date as FCX Collateral Agent under the FCX Pledge Agreement.

               SECTION 4.  Delivery of Notes; Assignments.

               (a) At the Amendment Closing, the Continuing Banks and the Departing Banks shall deliver to the Administrative Agent, for delivery to and cancellation by FI, all promissory notes issued by FI under the Existing Credit Agreement and then held by them (collectively, the "Old Notes"). FI shall execute and deliver to the Administrative Agent for the account of each Bank the Promissory Note that such Bank is entitled to receive pursuant to Section 3.4 of the Amended Credit Agreement, in the form set forth as Exhibit A hereto (the "New Notes"), and the schedules attached to such New Notes shall reflect the Loans outstanding as of the Fifth Amendment Closing Date, subject to the arrangements provided in this
     Section 4. Upon the Amendment Closing, the Administrative Agent shall release and deliver the Old Notes to FI for cancellation and shall deliver the New Notes to the Continuing Banks and the Additional Banks. In the event all or a portion of an Old Note held by a Continuing Bank or a Departing Bank has been lost or destroyed, such Lender may deliver, in lieu of such Old Note, an indemnity agreement relating to such Old Note in a form reasonably satisfactory to FI. Notwithstanding the foregoing, the failure of any Lender to deliver any Old Notes shall not prohibit or delay the closing on the Fifth Amendment Closing Date, unless FI shall so notify such Lender.

               (b)  Effective as of the Amendment Closing,
     (i) the Additional Banks shall become "Banks" for all purposes under the Amended Credit Agreement with the Commitments set forth on Schedule II hereto next to their names and (ii) the Departing Banks shall cease to be Banks for all purposes under the Amended Credit Agreement and the Commitments (as defined in the Existing Credit Agreement) of such Departing Banks shall be terminated. Notwithstanding such termination and the other amendments effected by this Amendment, the Departing Banks shall continue to be entitled to the protection of Sections 3.12, 3.13, 3.14, 3.16, 3.18,
     3.19 and 10.5 of the Existing Credit Agreement and to any fees to which they are entitled pursuant to Section 3.7 of the Existing Credit Agreement up to, but not including, the Fifth Amendment Closing Date.

               (c) Effective as of the Amendment Closing and by its execution hereof, each Departing Bank and each Continuing Bank with a Commitment under the Amended Credit Agreement that is less than its Commitment under the Existing Credit Agreement (each a "Decreasing Bank") hereby assigns to the Additional Banks and the Continuing Banks with respective Commitments under the Amended Credit Agreement that are greater than such Continuing Banks' respective Commitments under the Existing Credit Agreement (each an "Increasing Bank"), and, effective as of the Amendment Closing and by its execution hereof, each Additional Bank and Increasing Bank hereby purchases from the Departing Banks and the Decreasing Banks at the principal amount thereof, such interests in the Loans that are outstanding on the Fifth Amendment Closing Date under the Existing Credit Agreement and will continue to be outstanding as Loans under the Amended Credit Agreement ("Continuing Loans") as shall be necessary in order that, after giving effect to all such assignments and purchases, such Continuing Loans will be held by the Additional Banks and the Continuing Banks ratably in accordance with their respective Commitments under the Amended Credit Agreement. Such assignments, purchases and acceptances shall be without recourse or representation, except that each Departing Bank and Decreasing Bank shall be deemed to have represented to each Additional Bank and Increasing Bank that it is the legal and beneficial owner of the interests assigned by it free and clear of any adverse claims arising by, through or under it.

               (d) On the Fifth Amendment Closing Date, (i) each Additional Bank and Increasing Bank shall pay the purchase price for the interests purchased by it pursuant to paragraph (c) of this Section 4 by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 noon (New York time) and (ii) the Administrative Agent shall pay to each Departing Bank and Decreasing Bank out of the amounts received by the Administrative Agent pursuant to clause (i) of this paragraph (d), the purchase price for the interests assigned by it pursuant to such paragraph (c) by wire transfer of immediately available funds no later than 3:00 p.m. (New York time). In addition, on the Fifth Amendment Closing Date, FI shall pay interest on each Loan outstanding (at the rate applicable to such Loan) for the period from the date of the last interest payment on such Loan to but not including the Fifth Amendment Closing Date. FI shall pay such interest by wire transfer of immediately available funds to the Administrative Agent not later than 11:00 a.m. (New York time) and the Administrative Agent shall pay the applicable Continuing Bank or Departing Bank, out of the amount so received from FI, such interest by wire transfer of immediately available funds no later than 3:00 p.m. (New York time). The interest payable on each Continuing Loan on the next Interest Payment Date therefor occurring after the Fifth Amendment Closing Date shall be decreased by the amount of interest paid on such Continuing Loan pursuant to this Section 4(d).

               (e) FI hereby consents to the assignments and purchases provided for in paragraphs (c) and (d) of this
     Section 4, and agrees that each Increasing Bank shall have all the rights of a Bank under the Amended Credit Agreement with respect to the interests in the Loans purchased by it pursuant to such paragraphs. In the event that interests in any LIBO Rate Loan shall be assigned pursuant to paragraphs (c) and (d) of this Section 4 prior to the last day of the Interest Period for such Loan, each Departing Bank and Decreasing Bank that shall have assigned a portion of such Loan shall be deemed to have the same rights under
     Section 3.14 of the Amended Credit Agreement as it would have if the portion it assigned had been prepaid and each Additional Bank and Increasing Bank so purchasing a LIBO Rate Loan shall be entitled to receive reimbursement from FI for any loss or expense which such Additional Bank or Increasing Bank sustains or incurs as a result of making such Continuing Loan as of the Fifth Amendment Closing Date rather than on the first day of the current Interest Period for such Continuing Loan (it being understood that such loss or expense shall be payable for the period commencing with the Fifth Amendment Closing Date and ending with the next Interest Payment Date for such Continuing Loan). Each Additional Bank, Decreasing Bank or Increasing Bank claiming compensation for any such loss or expense shall make such request for reimbursement pursuant to the same procedures provided in Section 3.13 of the Amended Credit Agreement for claiming of breakage amounts.

               SECTION 5. Representations and Warranties. As of the Fifth Amendment Closing Date(i) FTX represents and warrants with respect to itself only, (ii) FCX and FI jointly and severally represent and warrant with respect to FI and (iii) FCX represents and warrants with respect to itself, in each case to each Lender, the FI Trustee, the Agent and the Agents, as follows:

               (a) The representations and warranties by such Transaction Party (other than FTX) set forth in Article IV of the Amended Credit Agreement and in each other Loan Document entered into on the Fifth Amendment Closing Date are true and correct in all material respects as if made on and as of the Fifth Amendment Closing Date.

               (b) FCX and FI are in compliance with all the terms and conditions of the Amended Credit Agreement and the other Loan Documents, and no Default or Event of Default (each as defined in the Amended Credit Agreement) has occurred or is continuing, and each Transaction Party is in compliance with all the terms and conditions of the Existing Credit Agreement and no Default or Event of Default (each as defined in the Existing Credit Agreement) has occurred and is continuing.

               (c)  Each of the Transaction Parties has the
     corporate power and authority to enter into and perform this Amendment. The execution, delivery and performance of this Amendment has been duly authorized by each Transaction Party and constitutes the legal, valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms, (ii) will not violate
     (A) the Certificate of Incorporation, the Certificate of Domestication or the Indonesian Articles of Association, as applicable, or the By-laws of such Transaction Party,
     (B) any Governmental Rule binding upon such Transaction Party or (C) any provision of any indenture, agreement or other instrument to which such Transaction Party is a party or by which it or any of its properties or assets are or may be bound, (iii) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument referred to in clause (ii)(C) above and
     (iv) will not result in the creation or imposition of any Lien upon any Transaction Party, except for the liens of the FCX Pledge Agreement and the FI Security Documents.

               SECTION 6.  Conditions to Closing.  The
     consummation of the transactions set forth in Sections 3 and 4 shall be subject to the satisfaction, or the waiver by each Bank, of the following conditions precedent:

               (a)  Each Bank shall have received the following:

                    (i) a copy of the Certificate of
               Domestication of FI as in effect on the Fifth Amendment Closing Date certified by the Secretary of State of the State of Delaware (as of a date reasonably near the Fifth Amendment Closing Date) as being a true and correct copy of such documents on file in his office;

                   (ii) the signed Certificate of the Secretary
               of State of the State of Delaware, in regular form (dated reasonably near the Fifth Amendment Closing
               Date), listing the Certificate of Domestication of FI as in effect on the Fifth Amendment Closing Date on file in his office and stating that such documents are the only charter documents of FI on file in his office, that FI is duly domesticated and in good standing in the State of Delaware, and has filed all franchise tax returns and has paid all franchise taxes required by law to be filed and paid by FI to the date of his Certificate;

                  (iii) a copy of the Indonesian Articles of
               Association of FI and any amendments thereto as in effect on the Fifth Amendment Closing Date;

                   (iv) the signed Certificate of the Secretary
               or an Assistant Secretary of FI, dated the Fifth Amendment Closing Date and certifying, among other things, (A) a true and correct copy of resolutions adopted by the Board of Directors of FI and concurred in by the Board of Commissioners of FI authorizing the making and performance of this Amendment and the Amended Credit Agreement and the other Loan Documents to which FI is or is to be a party and the issuance by FI of the New Notes and the borrowings by FI under the Amended Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) true and correct copies of the Indonesian Articles of Association and the By-laws of FI as in effect on the Fifth Amendment Closing Date and at all times since a date prior to the date of the resolutions described in
               (A) above, (C) that the Certificate of
               Domestication of FI has not been amended since the date of the last amendment, shown on the certificate referred to in (ii) above, and (D) the incumbency and specimen signatures of officers of FI executing the foregoing documents and any other documents delivered to the Lenders in connection with the Fifth Amendment Closing Date;

                   (v) the signed opinion of (A) the General
               Counsel of FCX substantially in the form of Exhibit J to the FCX Credit Agreement, but with respect to this Agreement and the Amended Credit Agreement, (B) Davis Polk & Wardwell, special New York counsel for FI, substantially in the form of Exhibit K to the FCX Credit Agreement, but with respect to this Agreement and the Amended Credit Agreement, (C) Liskow & Lewis, special Louisiana counsel for FI, substantially in the form of Exhibit L to the FCX Credit Agreement, but with respect to this Agreement and the Amended Credit Agreement, (D) Ali Budiardjo, Nugroho Reksodiputro, special Indonesian counsel for FI, substantially in the form of Exhibit M to the FCX Credit Agreement, but with respect to this Agreement and the Amended Credit Agreement, and
               (E) Mochtar, Karuwin & Komar, special Indonesian counsel for the Agent, substantially in the form of Exhibit N to the FCX Credit Agreement, but with respect to this Agreement and the Amended Credit Agreement, in each case dated the Fifth Amendment Closing Date and satisfactory to Cravath, Swaine & Moore, special counsel for the Agents, or such other opinions of counsel as may be satisfactory to Cravath, Swaine & Moore;

                   (vi) signed Certificates of the Secretary of
               State of the State of Delaware with respect to FCX, dated reasonably near the Fifth Amendment Closing Date, listing FCX's Certificate of Incorporation as in effect on the Fifth Amendment Closing Date on file in his office and stating that such documents are the only charter documents of FCX on file in his office, that FCX is duly incorporated and in good standing in the State of Delaware, and has filed all franchise tax returns and has paid all franchise taxes required by law to be filed and paid by FCX to the date of his Certificate;

                   (vii) a signed Certificate of the Secretary or
               an Assistant Secretary of FCX, dated the Fifth Amendment Closing Date and certifying, among other things, (A) a true and correct copy of resolutions adopted by the Board of Directors of FCX authorizing the making and performance of this Amendment and the continued performance by it of the Amended Credit Agreement, the continued guarantee by it of the borrowings by FI under the Amended Credit Agreement and the execution and delivery of the FCX Pledge Agreement and the pledge by it of the shares of FI held by it pursuant thereto, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) a true and correct copy of the Certificate of Incorporation and the By-laws of FCX as in effect on the Fifth Amendment Closing Date and at all times since a date prior to the date of the resolutions described in (A) above, (C) that the Certificate of Incorporation of FCX has not been amended since the date of the last amendment shown on the Certificate with respect to FCX referred to in (vi) above, and (D) the incumbency and specimen signatures of officers of FCX executing the foregoing documents and any other documents delivered to the Banks in connection with the Amendment Closing;

                 (viii) the signed Certificate of a Responsible
               Officer of each of FCX and FI dated the Fifth Amendment Closing Date and certifying that each representation and warranty made by FCX or FI, as applicable, in this Amendment is true and correct and no Default or Event of Default (under either the Existing Credit Agreement or the Amended Credit Agreement) shall have occurred and be continuing; and

                   (ix) such other instruments and documents as
               the Agents or any Bank may reasonably request in connection with the Amendment Closing.

               (b) FI shall have paid on the Fifth Amendment Closing Date (i) to the Agent, for the account of the Agent, the Agency Fee due under the Existing Credit Agreement on such date in an aggregate amount to be agreed upon by FTX and the Agent, (ii) to the Departing Banks, the fees to which they are entitled under the last sentence of Section 4(b) and (iii) to the Lenders entitled thereto, the amounts referred to in
          Section 2(d) and in the penultimate sentence of
          Section 4(d) and in 4(e).

               (c) All amounts payable under Section 4(d)(i) shall have been received by the Administrative Agent.

               (d) Each Bank shall have received a New Note of FI duly executed by FI payable to its order and otherwise complying with the provisions of Section 3.4 of the Amended Credit Agreement.

               (e) The consent of Bank Indonesia shall have been obtained and shall be in full force and effect.

               (f) All other consents, approvals and agreements necessary or advisable in the judgment of the Agents or their counsel for consummation of the Restructuring and the Amendment Closing shall have been obtained and shall be in full force and effect and there shall not be any action, suit, litigation or other proceeding at law or in equity or by or before any court of any Governmental Authority pending which, in the judgment of the Agents or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon the Restructuring or the Amendment Closing or the full and timely performance by the Transaction Parties of their obligations under the Loan Documents and in connection with the Restructuring.

               (g) No judgment, order or decree shall be outstanding, and no action shall have been taken by any Governmental Authority, that, in the judgement of the Agents or their counsel, has or is likely to have the effect of restraining, preventing or imposing materially adverse conditions upon the Amendment Closing or the Restructuring, or the full and timely performance by the Transaction Parties of their obligations under the Loan Documents and in connection with the Restructuring.

               (h) The Eighth Amendment to the FI Trust Agreement substantially in the form of Exhibit F-1 to the FCX Credit Agreement shall have been executed by the parties thereto and shall be in full force and effect, and a copy of such Amendment shall have been delivered to the Agent.

               (i) An amended and restated instrument of power of attorney (Surat Kuasa), substantially in the form of Exhibit F-2 to the FCX Credit Agreement, shall have been executed and delivered by FI, and the Administrative Agent and the Documentary Agent shall have received evidence that all taxes and notary fees in connection therewith have been paid.

                    (j) An amended and restated Fiduciary Assignment
               substantially in the form of Exhibit F-3 to the FCX Credit Agreement and an amended and restated Fiduciary Transfer substantially in the form of Exhibit F-4, together with an amended and restated Fiduciary Power substantially in the form of Exhibit F-5, each shall have been executed and delivered by the respective parties thereto and the Administrative Agent and the Documentary Agent shall have received evidence that all taxes and notary fees in connection therewith have been paid.

                    (k) The FCX Pledge Agreements substantially in the
               forms of Exhibit E-1 and E-2 to the FCX Credit Agreement shall have been duly executed by the parties thereto and delivered to the FCX Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of FI owned by FCX shall have been duly and validly pledged thereunder to the FCX Collateral Agent for the ratable benefit of the Banks, the holders of the B.V. Notes, the lenders under the FCX Credit Agreement and the beneficiaries of FCX Guaranty and certificates representing such stock, accompanied by instruments of transfer endorsed in blank, shall be in the actual possession of the FCX Collateral Agent.

                    (l) The Restructuring shall have been completed on a generally tax-free basis (subject to exceptions approved by Administrative Agent and the Documentary Agent), including arrangements in connection with the Restructuring with respect to existing indebtedness of FTX, FRP, FCX and FI, all on substantially on the terms of Schedule VII to the FCX Credit Agreement or on terms otherwise satisfactory to the Banks (including all tax, accounting, corporate and partnership matters), and the Administrative Agent and the Documentary Agent shall have received satisfactory opinions of counsel with respect to the Restructuring, its tax status and related matters as they shall reasonably request.

                    (m) Closing of a new $400,000,000 Chemical/Chase Bank credit facility for FRP and FTX and the satisfaction of the conditions to the initial credit event thereunder shall have occurred substantially simultaneously with the Amendment Closing.

                     (n) Closing of the FCX Credit Agreement and the FCX Funding Date shall have occurred substantially simultaneously with the Amendment Closing.

                    (o) The Administrative Agent shall have received an environmental due diligence summary memorandum in form, scope and substance reasonably satisfactory to the Banks, from Cravath, Swaine & Moore as to certain environmental hazards, liabilities or Remedial Action to which FI or its Subsidiaries may be subject and the Banks shall be reasonably satisfied with the nature and cost of any such hazards, liabilities or Remedial Action and with FI's plans with respect thereto.

                    (p) Copies of this Amendment which, when taken together,
               bear the signatures of the parties hereto shall have been received by the Administrative Agent and the Documentary Agent.

                    (q) All legal matters incident to the Restructuring,
               this Amendment, the New Notes, the other Loan Documents and the borrowings under the Amended Credit Agreement shall be satisfactory to Cravath, Swaine & Moore, special counsel for the Agents.

                    SECTION 7. Amendment; Waiver. This Amendment may not be amended nor any provision hereof waived except pursuant to a writing signed by each Lender or as otherwise provided herein. Any amendment or waiver of the provisions hereof pursuant to such a writing shall be binding upon each party hereto.

                    SECTION 8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                    SECTION 9.  APPLICABLE LAW.   THIS AMENDMENT SHALL BE
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 10. Expenses. FI shall pay all out-of-pocket expenses incurred by the Agents in connection with the preparation of this Amendment and with the Amendment Closing, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agents, and Mochtar, Karuwin & Komar, special Indonesian counsel to the Agents.

                    SECTION 11. Composite Agreement. Effective upon the Fifth Amendment Closing Date, FI, FCX and the Agents shall cause to be prepared a composite agreement embodying all amendments (including this Amendment) to the Existing Credit Agreement (the "Composite Agreement"), and which may include minor technical corrections to give effect to such amendments. Upon its approval by FI, FCX and the Agents (as evidenced by their countersigning an execution version thereof), the Composite Agreement shall be distributed to each of the Banks and become the Amended Credit Agreement and shall be binding upon the parties thereto.

                    SECTION 12. Headings. The headings of this Amendment are for reference only and shall not limit or otherwise affect the meaning hereof.

                    SECTION 13. Amendment. Except as and to the extent expressly provided herein, the Existing Credit Agreement shall remain in full force and effect.


                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their duly authorized officers or agents as of the date first above written.


          Borrower:                     P.T. FREEPORT INDONESIA COMPANY,

                                          by  /s/ R. Foster Duncan


                                             Name: R. Foster Duncan
                                             Title: Treasurer


          Departing Guarantor:          FREEPORT-McMoRan INC.,

                                          by  /s/ R. Foster Duncan


                                             Name: R. Foster Duncan
                                             Title: Treasurer


          Continuing Guarantor:         FREEPORT-McMoRAN COPPER & GOLD INC.,

                                          by /s/ R. Foster Duncan

                                             Name:  R. Foster Duncan
                                             Title:  Treasurer


          Agents: CHEMICAL BANK, as Agent, as Administrative Agent and as FCX Collateral Agent,

                                          by /s/ Ronald Potter

                                             Name:  Ronald Potter
                                             Title: Managing Director



                                        THE CHASE MANHATTAN BANK (NATIONAL
                                        ASSOCIATION), as Documentary Agent,

                                          by /s/ Alexander S. Rapetski


                                             Name: Alexander S. Rapetski
                                             Title: Vice President


          FI Trustee:                   FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION (as successor to Morgan
                                        Guaranty Trust Company of New York),
                                        as FI Trustee,

                                          by /s/ P.J. Crowley

                                             Name: P.J. Crowley
                                             Title:Vice President


          Continuing Banks:             CHEMICAL BANK,

                                          by

                                             Name:
                                             Title:


                                        THE CHASE MANHATTAN BANK (NATIONAL
                                        ASSOCIATION),

                                          by

                                             Name:
                                             Title: